SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 21, 2006

Wells Real Estate Fund I

(Exact Name of Registrant as Specified in Charter)

Georgia	0-14463	58-1565512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 1, 2006, Fund I and Fund II Tucker ("Fund I-II Tucker Associates") entered into an agreement to sell a commercial office complex containing approximately 67,000 rentable square feet and located in Tucker, Georgia ("Heritage Place") to an unaffiliated third party for a gross sales price of $4,215,000, excluding closing costs (the "Agreement"). Fund I-II Tucker Associates is a joint venture between Wells Real Estate Fund I (the "Registrant") and Fund II and Fund II-OW ("Fund II-IIOW Associates"). Fund II-IIOW Associates is a joint venture between Wells Real Estate Fund II and Wells Real Estate Fund II-OW. As of April 21, 2006, the inspection period has expired and the earnest money deposit of $75,000 has become non-refundable pursuant to the Agreement. The Registrant expects this transaction to close in the second quarter of 2006; however, there are no assurances regarding when or if this sale will be completed.

The Registrant holds an equity interest of approximately 51.9% in Fund I-II Tucker Associates. Heritage Place is 100% owned by Fund I-II Tucker Associates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND I

(Registrant)

By: Wells CAPITAL, INC.

General Partner

By: /s/ Leo F. Wells, III

Leo F. Wells, III

President

Date: April 25, 2006